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                            SCHEDULE 14A INFORMATION

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                      COMPUTER HORIZONS CORP.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
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/ / Fee paid previously with preliminary materials.

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[LOGO]




FOR IMMEDIATE RELEASE

  CONTACT: Michael Shea, CFO              Investors: Lauren Felice
           David Reingold, Senior Vice               RF Binder Partners
           President, Marketing, IR                  (212) 994-7541
           Computer Horizons Corp.                   LAUREN.FELICE@RFBINDER.COM
           (973) 299-4000                     Media: Kate Rothen
           MSHEA@COMPUTERHORIZONS.COM                RFBinder Partners
           DREINGOL@COMPUTERHORIZONS.COM             (212) 994-7537
                                                     kate.rothen@rfbinder.com

          COMPUTER HORIZONS DETERMINES DISSIDENT PURPORTED $5 PER SHARE
                             PROPOSAL IS INADEQUATE

             COMPANY'S CURRENT BUSINESS PLAN PROVIDES SUPERIOR VALUE

Mountain Lakes, New Jersey, May 2, 2003 - Computer Horizons Corp. (Nasdaq:
CHRZ), a strategic human capital management and professional services company, announced today that after careful consideration, including a thorough review with its independent financial advisor, J.P. Morgan, its Board of Directors has unanimously determined that Aquent LLC's purported $5.00 per share proposal for Computer Horizons' shares is grossly inadequate and not in the best interests of all of its shareholders.

Tom Berry, Chairman of the Board, stated, "The Board takes its fiduciary duty to act in the best interests of all of Computer Horizons' shareholders most seriously. We have evaluated the Company's current and projected business plans as well as the financial analysis and report prepared by J.P. Morgan and we have unanimously concluded that $5.00 per share seriously undervalues Computer Horizons shares. Our stock traded at $25 a little over three years ago. While that may have been a relatively high point in market valuation in recent times, we believe that our industry is now at the low end of market valuation and that there are positive signals of a market turn on the horizon. We believe giving our recently appointed CEO, Bill Murphy, a chance to implement the Company's business plan will provide greater value to shareholders than $5.00 per share.

"Even as of today, the analysis provided to us by J.P. Morgan after a review of the Company's business plan concludes that Aquent's proposal is inadequate. While we cannot promise a return to the

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heady days of over $20 per share, we are convinced that $5.00 per share significantly understates the intrinsic value of the Company," Mr. Berry added.

Computer Horizons CEO, William J. Murphy, stated, "With working capital alone of approximately $3.30 per share, to allow the Company to be bought for $5.00 per share would be a firesale giveaway. As we continue to execute our business plan which is focused on higher margin work, targeted acquisitions, and a strategic de-emphasis from some of the low margin staffing business, I strongly believe our stock price will move well beyond $5.00 per share.

"In a difficult economic environment, we have been a survivor...a fiscally strong survivor...and we will continue to be so," continued Murphy. "And through it all, we have maintained and grown our strong customer base. We have made significant investments in promising business areas such as our Chimes subsidiary, and these are now just beginning to reap the benefit of the years and dollars spent in development. To underestimate the value of Chimes would not be putting our shareholders' interests first. We also continue to have a very strong cash position which gives us a significant advantage over our competition. Indeed, it is the very strength of our cash position that has triggered the unsolicited and inadequate proposal by Aquent. We do not believe Aquent's offer is either real or provides adequate value to Computer Horizons shareholders."

Mr. Murphy also noted, "In addition to grossly undervaluing the Company, Aquent has failed to respond to our request made several days ago and recently repeated for its relevant financial data, financing commitments and the nature of any conditions or contingencies that might occur in a transaction. To date, they have deflected all of our requests and chose instead to not provide any of this information. Should this information be provided, the Board has directed J.P. Morgan to evaluate it and, if appropriate, meet with Aquent.

"To give credibility to or vote for Aquent's proxy proposals relating to replacing two of our independent directors with candidates whose main goal will be to steer the Company to Aquent for a price below its value makes no sense and will hurt our ability to bring improved value to all shareholders.

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"Under the guise of good corporate governance, Aquent has also sought to change our by-laws to reduce the requirement for calling a special meeting of shareholders from 50% to 10%. This by-law provision has been in place since the Company was founded over 30 years ago. Most of our competitors do not even permit their shareholders to call a special meeting. To allow this proposal to pass will put the Company at risk for the chaos that could ensue from potentially one or two special interest shareholders to call a never ending series of meetings, will potentially be quite costly and will distract management from focusing on shareholder value," he said.

"Because good corporate governance has always been important to Computer Horizons and its Board, the Company has today announced that it unilaterally reduced the percentage required to call a special shareholder meeting to 25%," said Tom Berry, the Board Chairman. "I believe this will be a signal to our shareholders that we are receptive to change and improving corporate governance, but that doing so should not jeopardize a Company's ability to focus on maximizing shareholder value.

"Computer Horizons is strongly committed to growing shareholder value. We believe that although the depressed economy of the past few years has generally worked against the Company and impacted the market value of our shares, we are well positioned for the future. Our business plan, strong cash and working capital position and highly qualified and experienced management dedicated to increasing shareholder value will return the greatest value to shareholders and, in all cases, a value significantly greater than $5.00 per share.

"We thank our shareholders, customers and employees for the many expressions of encouragement and confidence that we have received. We appreciate their continued support, and we urge all shareholders to vote their WHITE proxy card today, for the Board's nominees and for proposals 2, 3 and 4 and against proposal 5," he concluded.


ABOUT COMPUTER HORIZONS CORP.

Computer Horizons Corp. (Nasdaq: CHRZ) is a strategic human capital management and professional services company with more than thirty years of experience, specifically in information technology. As a global leader in systems integration and managed services, Computer Horizons enables companies to maximize technology investments. By leveraging its core business in IT services and its

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proprietary technology through Chimes, its wholly-owned subsidiary,
Computer Horizons is enabling its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise's business functions. For more information on Computer Horizons, please visit our Web site at WWW.COMPUTERHORIZONS.COM.

EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT--INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO CONTRACT AWARDS, SERVICE OFFERINGS, MARKET OPPORTUNITIES, RESULTS, PERFORMANCE EXPECTATIONS, EXPECTATIONS OF COST SAVINGS, OR PROCEEDS FROM SALE OF CERTAIN OPERATIONS--MAY NOT MATERIALIZE.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ABOVE FACTORS, OTHER IMPORTANT FACTORS INCLUDE THE RISKS ASSOCIATED WITH UNFORESEEN TECHNICAL DIFFICULTIES, THE ABILITY TO MEET CUSTOMER REQUIREMENTS, MARKET ACCEPTANCE OF SERVICE OFFERINGS, CHANGES IN TECHNOLOGY AND STANDARDS, THE ABILITY TO COMPLETE COST-REDUCTION INITIATIVES, THE ABILITY TO EXECUTE THE SALE OF CERTAIN OPERATIONS OR OTHER INITIATIVES, DEPENDENCIES ON KEY EMPLOYEES, CUSTOMER SATISFACTION, AVAILABILITY OF TECHNICAL TALENT, DEPENDENCIES ON CERTAIN TECHNOLOGIES, DELAYS, MARKET ACCEPTANCE AND COMPETITION, AS WELL AS OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES, AND OTHER COMMUNICATIONS.

SHAREHOLDERS OF COMPUTER HORIZONS ARE ADVISED TO READ MANAGEMENT `S DEFINITIVE PROXY STATEMENT (THE " DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH MANAGEMENT'S SOLICITATION OF PROXIES FROM COMPUTER HORIZONS SHAREHOLDERS.

SHAREHOLDERS OF COMPUTER HORIZONS AND OTHER INTERESTED PARTIES MAY OBTAIN, FREE OF CHARGE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY COMPUTER HORIZONS WITH THE SEC, AT THE SEC'S INTERNET WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., THE FIRM ASSISTING COMPUTER HORIZONS IN THE SOLICITATION OF PROXIES, TOLL-FREE AT 1-800-607-0088.


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